EXHIBIT 99.1

RR DONNELLEY REPORTS SECOND-QUARTER 2010 RESULTS

Highlights:

•	Second-quarter 2010 GAAP earnings per diluted share more than tripled to $0.42 from $0.12 in the second quarter of 2009

•	Second-quarter 2010 non-GAAP earnings per diluted share increased 27% to $0.47 from $0.37 in the second quarter of 2009

•	Second-quarter 2010 net sales increased 2.2% to $2.4 billion compared to the second quarter of 2009

•	Second-quarter 2010 GAAP income from operations increased to $175.3 million, or 7.3% of net sales, from $135.0 million, or 5.7% of net sales, in the second quarter of 2009

•	Second-quarter 2010 non-GAAP income from operations increased to $189.3 million, or 7.9% of net sales, from $184.6 million, or 7.8% of net sales, in the second quarter of 2009

CHICAGO, August 4, 2010 – R.R. Donnelley & Sons Company (NASDAQ: RRD) today reported second-quarter net earnings attributable to common shareholders of $88.8 million, or $0.42 per diluted share, on net sales of $2.4 billion compared to net earnings attributable to common shareholders of $25.2 million, or $0.12 per diluted share, on net sales of $2.4 billion in the second quarter of 2009. The second-quarter net earnings attributable to common shareholders included pre-tax charges for restructuring ($9.2 million) and impairment ($1.5 million) totaling $10.7 million in 2010 compared to charges for restructuring ($40.1 million) and impairment ($8.1 million) totaling $48.2 million in 2009. Substantially all of the restructuring charges in both periods were related to the reorganization of certain operations and the exiting of certain business activities. The second-quarter effective tax rate decreased to 26.5% from 64.6% in the second quarter of 2009, primarily due to the impact of higher restructuring expense in 2009 on which the tax benefit was lower than the U.S. statutory rate, and the release of a valuation allowance on deferred tax assets in the second quarter of 2010.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings attributable to common shareholders totaled $99.5 million, or $0.47 per diluted share, in the second quarter of 2010 compared to $76.3 million, or $0.37 per diluted share, in the second quarter of 2009. Second-quarter non-GAAP net earnings attributable to common shareholders exclude restructuring and impairment charges and acquisition expenses for both years. For non-GAAP comparison purposes, the effective tax rate decreased to 26.2% in the second quarter of 2010 from 37.5% in the second quarter of 2009, primarily as a result of the release of a valuation allowance on deferred tax assets. A reconciliation of GAAP net earnings attributable to common shareholders to non-GAAP net earnings attributable to common shareholders is presented in the attached tables.

RR DONNELLEY REPORTS SECOND-QUARTER 2010 RESULTS

“Our customers continue to realize the benefits that our breadth of product and service offerings brings to them. This is reflected in our strong second-quarter results, as well as in the many long-term customer contracts we have been awarded already this year,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer.

Quinlan added, “We begin the back half of the year with the same tempered enthusiasm that we had coming out of the first quarter. Our unique platform positions us well to continue to see positive year-over-year revenue growth for the balance of the year.”

Business Review

The Company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The Company reports as Corporate its unallocated expenses associated with general and administrative activities.

Summary

Net sales in the quarter were $2.4 billion, up 2.2% from the second quarter of 2009, due to increased volume, partially offset by continued price pressure and a reduction in paper sales. Gross margin decreased to 24.5% in the second quarter of 2010 from 25.4% in the second quarter of 2009 due to continued price pressure and higher pension and other benefits-related expenses as well as higher incentive compensation expense, partially offset by increased volume and a higher recovery on print-related by-products. SG&A expense as a percentage of net sales in the second quarter of 2010 decreased to 11.1% from 11.6% in the second quarter of 2009 primarily due to a lower provision for bad debt expense and continued productivity efforts, partially offset by higher incentive compensation expense. Operating earnings were negatively impacted by charges for restructuring and impairment of $10.7 million in the second quarter of 2010 and $48.2 million in the second quarter of 2009 and acquisition expenses of $3.3 million in the second quarter of 2010 and $1.4 million in the second quarter of 2009, resulting in operating income of $175.3 million in 2010 and $135.0 million in 2009.

Excluding charges for restructuring and impairment and acquisition expenses, our non-GAAP operating margin in the second quarter of 2010 increased to 7.9% from 7.8% in the second quarter of 2009, as the benefits of increased volume, higher by-products recoveries and our productivity initiatives were mostly offset by continued price pressure and higher incentive compensation expense.

Segments

Net sales for the U.S. Print and Related Services segment in the quarter increased 1.6% from the second quarter of 2009 to $1.8 billion primarily attributable to volume increases in logistics, educational books, direct mail and commercial print, partially offset by price declines across most products and services, as well as lower paper sales. The segment’s operating income, which was negatively impacted by charges for restructuring and impairment of $3.5 million in the second quarter of 2010 and $26.0 million in the second quarter of 2009, increased to $179.5 million in the second quarter of 2010 from $138.5 million in the second quarter of 2009. Excluding the restructuring and impairment charges, the segment’s non-GAAP operating margin increased to 10.1% in the second quarter of 2010 from 9.2% in the second quarter of 2009, as the benefits of increased volume, productivity initiatives and higher by-products recoveries more than offset the impact of price erosion and higher incentive compensation expense.

RR DONNELLEY REPORTS SECOND-QUARTER 2010 RESULTS

Net sales for the International segment in the quarter increased 4.3% from the second quarter of 2009 to $599.3 million due to increased volume in Asia, Europe and Global Turnkey Solutions, partially offset by price declines across most platforms. Foreign exchange rate movements had little impact on the year-over-year revenue comparison. The segment’s operating income, which was negatively impacted by charges for restructuring and impairment of $6.5 million in the second quarter of 2010 and $20.9 million in the second quarter of 2009, improved to $42.7 million in the second quarter of 2010 from $22.9 million in the second quarter of 2009. Excluding the restructuring and impairment charges, the segment’s non-GAAP operating margin increased to 8.2% in the second quarter of 2010 from 7.6% in the second quarter of 2009 due to increased volume and favorable product mix, partially offset by the impact of price erosion and higher incentive compensation expense.

Unallocated Corporate operating expenses increased to $46.9 million in the second quarter of 2010 as compared to $26.4 million in the second quarter of 2009. Excluding acquisition expenses of $3.3 million and restructuring and impairment charges of $0.7 million in the second quarter of 2010 and acquisition expenses of $1.4 million and restructuring charges of $1.3 million in the second quarter of 2009, unallocated Corporate operating expenses increased by $19.2 million to $42.9 million in the second quarter of 2010. Higher pension and other benefits-related expenses, LIFO inventory provisions and incentive compensation expense, partially offset by lower bad debt expense, were the primary factors contributing to the increase.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its second-quarter results today, Wednesday, August 4, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 706.634.1139. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 706.645.9291, passcode 86637047.

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. Founded more than 145 years ago, the Company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the Company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing products and services to leading clients in virtually every private and public sector.

For more information, and for RR Donnelley’s Corporate Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Contact Information

Media:	Investors:

Doug Fitzgerald	Dave Gardella
EVP, Communications	VP, Investor Relations
630.322.6830	312.326.8155
doug.fitzgerald@rrd.com	david.a.gardella@rrd.com

RR DONNELLEY REPORTS SECOND-QUARTER 2010 RESULTS

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; our ability to access unsecured debt in the capital markets and the reliability of the participants to our contractual lending and insurance agreements; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS SECOND-QUARTER 2010 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of June 30, 2010 and December 31, 2009

(UNAUDITED)

(In millions, except per share data)

	June 30, 2010	December 31, 2009
Assets
Current Assets
Cash and cash equivalents	$615.8	$499.2
Restricted cash equivalents	45.9	—
Receivables, less allowance for doubtful accounts	1,686.1	1,675.9
Income taxes receivable	36.4	63.2
Inventories	535.0	561.8
Prepaid expenses and other current assets	166.6	160.8

Total Current Assets	3,085.8	2,960.9

Property, plant and equipment - net	2,110.8	2,271.4
Goodwill	2,309.7	2,333.3
Other intangible assets - net	684.8	747.4
Other noncurrent assets	414.7	434.6

Total Assets	$8,605.8	$8,747.6

Liabilities
Current Liabilities
Accounts payable	$821.3	$886.4
Accrued liabilities	784.4	813.4
Short-term and current portion of long-term debt	9.9	339.9

Total Current Liabilities	1,615.6	2,039.7

Long-term debt	3,396.0	2,982.5
Pension liability	503.0	509.8
Postretirement benefit obligations	330.4	324.5
Deferred income taxes	169.7	205.5
Other noncurrent liabilities	453.4	524.6

Total Liabilities	6,468.1	6,586.6

Equity
Common stock, $1.25 par value	303.7	303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2010 and 2009
Additional paid-in capital	2,894.5	2,906.2
Retained earnings	697.2	662.9
Accumulated other comprehensive loss	(611.8)	(545.0)
Treasury stock, at cost, 36.4 shares in 2010 (2009 - 37.3 shares)	(1,168.0)	(1,193.8)

Total shareholders’ equity	2,115.6	2,134.0
Noncontrolling interests	22.1	27.0

Total Equity	2,137.7	2,161.0

Total Liabilities and Equity	$8,605.8	$8,747.6

RR DONNELLEY REPORTS SECOND-QUARTER 2010 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

Three and Six Months Ended June 30, 2010 and 2009

(In millions, except per share data)

(UNAUDITED)

	Three Months Ended June 30,						Six Months Ended June 30,
	2010 GAAP	ADJUSTMENTS TO NON-GAAP	2010 NON-GAAP	2009 GAAP	ADJUSTMENTS TO NON-GAAP	2009 NON-GAAP	2010 GAAP	ADJUSTMENTS TO NON-GAAP	2010 NON-GAAP	2009 GAAP	ADJUSTMENTS TO NON-GAAP	2009 NON-GAAP

Net sales	$2,408.6	$—	$2,408.6	$2,355.6	$—	$2,355.6	$4,823.7	$—	$4,823.7	$4,811.2	$—	$4,811.2

Cost of sales (exclusive of depreciation and amortization shown below)	1,819.6	—	1,819.6	1,756.3	—	1,756.3	3,661.3	—	3,661.3	3,639.1	—	3,639.1
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	268.2	(3.3)	264.9	272.4	(1.4)	271.0	541.7	(5.3)	536.4	555.6	(1.4)	554.2
Restructuring and impairment charges	10.7	(10.7)	—	48.2	(48.2)	—	26.2	(26.2)	—	102.4	(102.4)	—
Depreciation and amortization	134.8	—	134.8	143.7	—	143.7	273.4	—	273.4	291.7	—	291.7

Total operating expenses	2,233.3	(14.0)	2,219.3	2,220.6	(49.6)	2,171.0	4,502.6	(31.5)	4,471.1	4,588.8	(103.8)	4,485.0

Income from operations	175.3	14.0	189.3	135.0	49.6	184.6	321.1	31.5	352.6	222.4	103.8	326.2

Interest expense - net	52.8	—	52.8	60.0	—	60.0	108.5	—	108.5	119.1	—	119.1
Investment and other expense	(0.8)	—	(0.8)	(1.0)	—	(1.0)	(9.8)	8.9	(0.9)	(1.3)	—	(1.3)

Earnings before income taxes	121.7	14.0	135.7	74.0	49.6	123.6	202.8	40.4	243.2	102.0	103.8	205.8

Income tax expense	32.2	3.3	35.5	47.8	(1.5)	46.3	64.6	9.2	73.8	59.4	17.4	76.8

Net earnings	89.5	10.7	100.2	26.2	51.1	77.3	138.2	31.2	169.4	42.6	86.4	129.0

Less: Income (loss) attributable to noncontrolling interests	0.7	—	0.7	1.0	—	1.0	(3.2)	3.6	0.4	3.5	—	3.5

Net earnings attributable to common shareholders	$88.8	$10.7	$99.5	$25.2	$51.1	$76.3	$141.4	$27.6	$169.0	$39.1	$86.4	$125.5

Earnings per share attributable to common shareholders
Basic net earnings per share	$0.43		$0.48	$0.12		$0.37	$0.69		$0.82	$0.19		$0.61
Diluted net earnings per share	$0.42		$0.47	$0.12		$0.37	$0.68		$0.81	$0.19		$0.61
Weighted average common shares outstanding:
Basic	206.3		206.3	205.2		205.2	206.0		206.0	205.2		205.2
Diluted	209.9		209.9	207.7		207.7	209.4		209.4	207.2		207.2

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS SECOND-QUARTER 2010 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from continuing operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$175.3	7.3%	$88.8	$0.42	$135.0	5.7%	$25.2	$0.12

Non-GAAP adjustments:
Restructuring and impairment charges (1)	10.7	0.5%	7.6	0.04	48.2	2.0%	50.2	0.25
Acquisition-related expenses (2)	3.3	0.1%	3.1	0.01	1.4	0.1%	0.9	—

Total Non-GAAP adjustments	14.0	0.6%	10.7	0.05	49.6	2.1%	51.1	0.25

Non-GAAP measures	$189.3	7.9%	$99.5	$0.47	$184.6	7.8%	$76.3	$0.37

(1)	Restructuring and impairment charges (pre-tax): Operating results for the three months ended June 30, 2010 and 2009 were affected by the following restructuring and impairment charges:

	2010	2009
Employee termination costs (a)	$6.1	$24.8
Lease termination and other facility closure costs	3.1	15.3

Total restructuring expense	9.2	40.1
Total impairment charges (b)	1.5	8.1

Total restructuring and impairment charges	$10.7	$48.2

(a)    employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.

(b)    impairment charges related to the impairment of other long-lived assets.

(2)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.

RR DONNELLEY REPORTS SECOND-QUARTER 2010 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Six Months Ended June 30, 2010				Six Months Ended June 30, 2009
	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$321.1	6.7%	$141.4	$0.68	$222.4	4.6%	$39.1	$0.19

Non-GAAP adjustments:
Restructuring and impairment charges (1)	26.2	0.5%	18.2	0.09	102.4	2.1%	85.5	0.42
Acquisition-related expenses (2)	5.3	0.1%	4.9	0.02	1.4	0.1%	0.9	—
Venezuela devaluation (3)	—	—	4.5	0.02	—	—	—	—

Total Non-GAAP adjustments	31.5	0.6%	27.6	0.13	103.8	2.2%	86.4	0.42

Non-GAAP measures	$352.6	7.3%	$169.0	$0.81	$326.2	6.8%	$125.5	$0.61

(1)	Restructuring and impairment charges (pre-tax): Operating results for the six months ended June 30, 2010 and 2009 were affected by the following restructuring and impairment charges:

	2010	2009
Employee termination costs (a)	$15.3	$63.8
Lease termination and other facility closure costs	8.4	17.7

Total restructuring expense	23.7	81.5
Total impairment charges (b)	2.5	20.9

Total restructuring and impairment charges	$26.2	$102.4

(a)    employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.

(b)    impairment charges related to the impairment of other long-lived assets.

(2)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(3)	Venezuela devaluation: Currency devaluation in Venezuela resulted in a pre-tax loss of $8.9 million ($8.1 million after-tax) and an increase in loss attributable to noncontrolling interests of $3.6 million.

RR DONNELLEY REPORTS SECOND-QUARTER 2010 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three Months Ended June 30, 2010 and 2009

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated

Three Months Ended June 30, 2010
Net sales	$1,809.3	$599.3	$—	$2,408.6
Operating expense	1,629.8	556.6	46.9	2,233.3

Operating income (loss)	179.5	42.7	(46.9)	175.3
Operating margin %	9.9%	7.1%	nm	7.3%

Non-GAAP Adjustments
Restructuring charges	2.5	6.2	0.5	9.2
Impairment charges	1.0	0.3	0.2	1.5
Acquisition-related expenses	—	—	3.3	3.3

Total Non-GAAP adjustments	3.5	6.5	4.0	14.0

Non-GAAP income (loss) from continuing operations	$183.0	$49.2	$(42.9)	$189.3
Non-GAAP operating margin %	10.1%	8.2%	nm	7.9%

Depreciation and amortization	98.7	28.1	8.0	134.8
Capital expenditures	18.5	17.7	18.4	54.6

Three Months Ended June 30, 2009
Net sales	$1,781.2	$574.4	$—	$2,355.6
Operating expense	1,642.7	551.5	26.4	2,220.6

Operating income (loss)	138.5	22.9	(26.4)	135.0
Operating margin %	7.8%	4.0%	nm	5.7%

Non-GAAP Adjustments
Restructuring charges	21.1	17.7	1.3	40.1
Impairment charges	4.9	3.2	—	8.1
Acquisition-related expenses	—	—	1.4	1.4

Total Non-GAAP adjustments	26.0	20.9	2.7	49.6

Non-GAAP income (loss) from continuing operations	$164.5	$43.8	$(23.7)	$184.6
Non-GAAP operating margin %	9.2%	7.6%	nm	7.8%

Depreciation and amortization	104.7	30.7	8.3	143.7
Capital expenditures	19.0	12.8	5.4	37.2

RR DONNELLEY REPORTS SECOND-QUARTER 2010 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Six Months Ended June 30, 2010 and 2009

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated

Six Months Ended June 30, 2010
Net sales	$3,646.1	$1,177.6	$—	$4,823.7
Operating expense	3,302.8	1,101.2	98.6	4,502.6

Operating income (loss)	343.3	76.4	(98.6)	321.1
Operating margin %	9.4%	6.5%	nm	6.7%

Non-GAAP Adjustments
Restructuring charges	7.4	15.7	0.6	23.7
Impairment charges	2.0	0.3	0.2	2.5
Acquisition-related expenses	—	—	5.3	5.3

Total Non-GAAP adjustments	9.4	16.0	6.1	31.5

Non-GAAP income (loss) from operations	$352.7	$92.4	$(92.5)	$352.6
Non-GAAP operating margin %	9.7%	7.8%	nm	7.3%

Depreciation and amortization	199.7	57.8	15.9	273.4
Capital expenditures	44.6	30.1	19.8	94.5

Six Months Ended June 30, 2009
Net sales	$3,688.6	$1,122.6	$—	$4,811.2
Operating expense	3,435.7	1,083.2	69.9	4,588.8

Operating income (loss)	252.9	39.4	(69.9)	222.4
Operating margin %	6.9%	3.5%	nm	4.6%

Non-GAAP Adjustments
Restructuring charges	45.4	31.6	4.5	81.5
Impairment charges	13.3	7.6	—	20.9
Acquisition-related expenses	—	—	1.4	1.4

Total Non-GAAP adjustments	58.7	39.2	5.9	103.8

Non-GAAP income (loss) from operations	$311.6	$78.6	$(64.0)	$326.2
Non-GAAP operating margin %	8.4%	7.0%	nm	6.8%

Depreciation and amortization	212.4	61.0	18.3	291.7
Capital expenditures	54.7	29.0	8.4	92.1

RR DONNELLEY REPORTS SECOND-QUARTER 2010 RESULTS

R. R. Donnelley & Sons Company

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2010 and 2009

IN MILLIONS

(UNAUDITED)

	2010	2009
Operating Activities

Net earnings	$138.2	$42.6
Adjustment to reconcile net loss to cash provided by operating activities	285.6	367.5
Changes in operating assets and liabilities	(154.7)	440.6

Net cash provided by operating activities	$269.1	$850.7

Net cash used in investing activities	$(102.0)	$(112.4)

Net cash used in financing activities	$(35.3)	$(615.8)

Effect of exchange rate on cash and cash equivalents	(15.2)	24.4

Net increase in cash and cash equivalents	$116.6	$146.9

Cash and cash equivalents at beginning of period	499.2	324.0

Cash and cash equivalents at end of period	$615.8	$470.9

RR DONNELLEY REPORTS SECOND-QUARTER 2010 RESULTS

R.R. Donnelley & Sons Company

Liquidity Summary

As of June 30, 2010 and December 31, 2009

$ IN MILLIONS

(UNAUDITED)

Total Liquidity (1)	June 30, 2010	December 31, 2009
Cash (2)	$615.8	$499.2
Committed Credit Facility (“Facility”) (3)	1,244.9	1,401.2

	1,860.7	1,900.4
Usage
Borrowings under Facility	—	—

	—	—

Net Available Liquidity	$1,860.7	$1,900.4

(1)	Liquidity does not include credit facilities of non-U.S. subsidiaries, which are uncommitted facilities.
(2)	Approximately 53% of the cash as of June 30, 2010 and 83% as of December 31, 2009 was located outside the U.S., most of which is subject to U.S. federal income taxes and some of which is subject to local country taxes if repatriated to the U.S.
(3)	$2 billion committed credit facility maturing on January 6, 2012. The Facility contains a financial covenant that limits total debt to four times adjusted EBITDA for the last twelve months as described therein. Based on the results of operations for the twelve months ended June 30, 2010 and existing term debt at that date, the Company could have incurred up to $1,244.9 million of additional debt under the Facility or otherwise in aggregate and not be in violation of its financial covenants. The $1,244.9 million of maximum additional debt is $755.1 million less than the amount otherwise available under the $2 billion committed Facility. As this total debt covenant is calculated using the results of operations for the trailing twelve months, it does not consider the impact of any future operating results that might be achieved if the $1,244.9 million of additional available debt were deployed in future operating activities.